NANO STONE INC.

SUBSCRIPTION AGREEMENT

PLEASE REVIEW CAREFULLY AND FOLLOW THE INSTRUCTIONS BEHIND THIS COVER PAGE.  INCOMPLETE AGREEMENTS WILL BE RETURNED TO SUBSCRIBERS FOR COMPLETION.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE [COMPANY’S WEBSITE]. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT BELOW. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE COMPANY WEBSITE OR PROVIDED BY THE BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING

MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

INSTRUCTIONS FOR COMPLETION AND RETURN OF DOCUMENTS

Subscription Agreement	Must be signed and dated.
Subscriber Information

Securities issued pursuant to the Offering will be issued in the name and delivered to the address set forth in this part.  If two people are investing jointly, both people must provide their names and social security numbers.  A telephone number and email address must also be provided.

Please return completed documents along with Form W-9, W-8BEN or other applicable U.S. federal tax identification form (not included in this package) if US Person.

INSTRUCTIONS FOR PAYMENTS

Please deliver the completed documents with a check payable to NANO STONE INC. in the amount of your total Purchase Price (as defined below) to:

NANO STONE INC.

2125 Center Ave, Suite 414

Fort Lee, NJ 07024 USA

If you prefer to wire funds, please deliver the completed documents to the address above and wire funds directly to NANO STONE INC., in the amount of your total Purchase Price following these instructions:

Shinhan Bank America Fort Lee Branch 222 Main Street, Fort Lee, NJ 07024 USA P: 201-363-9009	Account Name: NANO STONE INC., Bank Name: Shinhan Bank America Swift: SHBKUS6LNYX ABA Number: 026011963 Account Number: 700000530571 Reference [Subscriber Name]

Questions.  Questions concerning the completion of these documents should be directed to your broker–dealer or Nano Stone Inc. at info@nanostoneinc.com or +1 (201) 592-0317.

Subscription Agreement

This subscription agreement (this “Subscription Agreement”) by and between the undersigned subscriber identified on the signature page hereto (the “Subscriber”) and Nano Stone Inc., a Delaware corporation (the “Company”), whereby the parties agree as follows:

1.Subscription

a.Subscriber agrees to buy and the Company agrees to sell and issue to Subscriber such number of Shares (the “Shares” or “Securities”) of the Company’s common stock, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of the aggregate number of Shares the Subscriber has agreed to purchase and $6.80, the offering price per share as set forth on the signature page hereto. The minimum Purchase Price is $1,360 or 200 Shares.

b.The Shares are being offered pursuant to an offering statement on Form 1-A, File No. 024-10639 (the “Offering Statement”). The Current Offering Statement has not been qualified by the Securities and Exchange Commission (the “Commission”) and prior to issuance of any Shares and acceptance of Subscriber’s subscription, the offering circular (the “Offering Circular”) which forms a part of the Offering Statement, however, is subject to change. A final Offering Circular and/or supplement to Offering Circular will be delivered to the Subscriber as required by law.

c.The Subscriber’s subscription may be accepted or rejected in whole or in part, by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.

d.In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for any representations made hereof, which shall remain in force and effect.

e.The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the Offering Statement, at the Closing, (i) the Subscriber shall pay the Purchase Price by check or by wire transfer of immediately available funds to the Company’s special account per wire instructions as provided on the signature line below, and (ii) the Company shall cause the shares to be delivered to the Subscriber with the delivery of the Share to be made in book entry or through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions” if applicable (or, if requested by the Subscriber on the signature page hereto, through the physical delivery of certificates evidencing the Shares to the residential or business address indicated thereon).

2.Certifications, Representations and Warranties.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, the Subscriber hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

a.Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision.

b.Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

c.Subscriber has relied solely on the disclosures set forth in the Offering Circular and not on any other disclosure, whether written or oral.

d.Subscriber represents that either:

a.Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth on the signature page hereto concerning Subscriber is true and correct; or

b.The Purchase Price of the signature page to this Subscription Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

e.Subscriber is not and is not acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, Subscriber is in full compliance with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to, the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”); and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

f.Subscriber is not a resident in, or organized or chartered under the laws of a jurisdiction that has been designated by the US Secretary of Treasury under Sections 311 and 312 of the Patriot Act as warranting special measures due to money laundering concerns.

g.None of: (1) Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in Subscriber; or (4) any person for whom Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on the List of Specifically Designated Nationals and Blocked Persons (the “OFAC Control List”) maintained by the US Office of Foreign Assets Control (“OFAC”), or a person or entity prohibited under the OFAC Programs.

h.Subscriber is not a Senior Foreign Political Figure, a member of a Senior Foreign Political Figure’s Immediate Family, and/or a Close Associate of a Senior Political Figure residing in a non-cooperative country or territory or a jurisdiction that has been designated by the US Treasury as warranting special measures due to money laundering concerns, nor is Subscriber a former Senior Foreign Political Figure residing in a non-cooperative country or territory or a jurisdiction that has been designated as warranting special measures due to money laundering concerns.

i.Subscriber hereby represents that, except as set forth below, (i) Subscriber has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) Subscriber is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (iii) Subscriber or any group of Subscribers (as such term is used in Rule 13d-5 under the Exchange Act (as defined below)) of which Subscriber is a part in connection with the Offering, has not acquired, or obtained the right to acquire, 10% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

j.If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Subscriber has satisfied itself as to the full observance of the laws of the Subscriber’s jurisdiction in connection with any invitation to invest in the securities, including (A) the legal requirements within the Subscriber’s jurisdiction for the purchase of the securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Subscriber’s Investment, payment for and continued beneficial ownership of the securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

k.The Subscriber agrees to indemnify and hold harmless the Company, its agents, officers, directors, managers and advisors, as well as all shareholders, managers, agents, officers, employees, directors, shareholders, and representatives of any of the foregoing, for and from any and all losses, liabilities, claims, damages or expenses (including without limitation, attorneys’ fees and other costs of investigating, prosecuting or defending any litigation claim) caused, directly or indirectly, by the Subscriber’s breach of any agreement, representation, or warranty herein or as a result of reliance by any of the Company or such persons on the Subscriber’s representations and warranties contained herein or any other information furnished by the Subscriber in connection with this Offering.

Exceptions: _________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

3.Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of New Jersey and in the New Jersey Courts.  The Company and the Subscriber irrevocably consents to the jurisdiction of the courts located in the State of Delaware in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.  If action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  Each Subscriber hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Agreement unless otherwise allowed in writing by the Company.

4.Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to: 2125 Center Ave, Suite 414, Fort Lee, New Jersey 07024 Attn: Sanjay Mody, President
If to a Subscriber, to Subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

5.Miscellaneous.

a.This Subscription Agreement shall be deemed effective upon the acceptance by the Company.

b.All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

c.This Subscription Agreement is not transferable or assignable by Subscriber.

d.The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

e.None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

f.In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

g.The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

h.This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

i.The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

j.The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

k.No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

l.Each party hereto shall bear its own costs and expenses that it incurs with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

m.This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to Subscriber Subscription Agreement for Nano Stone Inc.]

Please sign and date this Agreement below prior to delivering to the Company. Please be sure to make a copy of your completed Agreement for your records before you send it in. If you are unable to make a copy for any reason, please let us know by checking the box below and we will mail you a copy of your Agreement with an acknowledgement of receipt.

Number of Shares Subscribed For:

Purchase Price ($6.80 times the number of Shares): $

Purchase Price (in words):

 We understand that all information submitted on this Agreement will be treated confidentially by the Company.

Note:  This information on this page must identically match the information contained in the Subscriber Information section below.  Please also return Form W-9, W-8BEN or other applicable U.S. federal tax ID form (not included in this package) if US Person.

Authorization.  The undersigned has been duly authorized by all requisite action on the part of the Subscriber to execute this Agreement on Subscriber’s behalf.  Such authorization has not been revoked and is still in full force and effect.

Signature (Subscriber)	Date	Signature (Subscriber)	Date

Please print Name		Please print Name
(and title / capacity if other than as individual Shareholder)		(and title / capacity if other than as individual Shareholder)

Street Address		Street Address

City, State, Zip Code		City, State, Zip Code

Telephone		Telephone

Email Address		Email Address

Tax ID Number or Equivalent ID in Country of Residency		Tax ID Number or Equivalent ID in Country of Residency

IF YOUR SHARES ARE TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS AGREEMENT.

NANO STONE, INC. By: Name: Title: Date: ______________________________________

☐ Check Method of Payment: Check # enclosed          or

☐ $                                                  will be wired from my account held at

Bank Name:

Account Title:

Account Number:

Select method of delivery of Shares: DRS or DWAC

DWAC DELIVERY DWAC Instructions:

1.	Name of DTC Participant (broker dealer at which the account or accounts to be credited with the Shares are maintained):

2.	DTC Participant Number:

3.	Name of Account at DTC Participant being credited with the Shares:

4.	Account Number of DTC Participant being credited with the Shares:

Or DRS Electronic Book Entry Delivery Instructions:

Name in which Shares should be issued:

Street Address:

City/State/Zip:                                                               Attention:

Telephone No.:                                                               Email ID.: